BANKWELL FINANCIAL GROUP REPORTS RECORD NET INCOME FOR THE FOURTH QUARTER AND FULL YEAR 2021; INCREASES DIVIDEND BY 11%; PROVIDES GUIDANCE FOR 2022
New Canaan, CT – January 26, 2022 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported record GAAP net income for the fourth quarter and year ended 2021. For the fourth quarter of 2021 net income totaled $7.8 million, or $0.99 per share, versus $0.3 million, or $0.04 per share, for the same period in 2020. For the year ended 2021 net income totaled $26.6 million, or $3.36 per share, versus $5.9 million, or $0.75 per share, for the same period in 2020.
The Company's Board of Directors declared a $0.20 per share cash dividend, payable February 24, 2022 to shareholders of record on February 14, 2022, representing an 11% increase when compared to the prior quarter’s dividend.
We recommend reading this earnings release in conjunction with the Fourth Quarter 2021 Investor Presentation, located at http://investor.mybankwell.com/Presentations and included as an exhibit to our January 26, 2022 Current Report on Form 8-K.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
“We are proud to announce record performance for the fourth quarter and full year of 2021. In addition to generating a Return on Average Equity of 14% for the year, the Company made significant strides in all aspects of its business. While originating approximately $800 million in loans, we also continued to diversify our asset base. Core deposits grew by 31.7%, year over year, and non-interest bearing deposits increased by 47.6% over the same period.
“I offer my heartfelt gratitude and sincere congratulations to every member of our team. Their hard work and commitment, during a time of historic disruption, has made these impressive achievements possible.
“We enter the year ahead with confidence and momentum and look forward to another outstanding year. Loan and deposit pipelines remain strong. Inclusive of four expected rate hikes by the Federal Reserve, we expect net interest income to grow by 12-14% in 2022.”
Fourth Quarter 2021 Highlights:
•Return on average assets was 1.32% and return on average equity was 15.44% for the quarter ended December 31, 2021.
•The net interest margin improved to 3.43% for the quarter ended December 31, 2021 and 3.17% for the year ended December 31, 2021.
•Total gross loans were $1.9 billion, growing $303.9 million excluding Paycheck Protection Program ("PPP") loans, or 19.1%, compared to December 31, 2020. On a quarterly basis, loans grew $71.7 million, or 3.9% compared to September 30, 2021.
•Gains from loan sales totaled $0.4 million and $2.7 million for the quarter and year ended December 31, 2021, respectively.
•Total deposits were $2.1 billion compared to $1.8 billion at December 31, 2020.
•Noninterest bearing deposits increased by $128.7 million, or 47.6% compared to December 31, 2020.
•The percentage of noninterest bearing deposits to total deposits increased to 18.8% compared to 14.8% at December 31, 2020.
•The cost of interest bearing deposits decreased approximately 35 basis points to 0.54% for the quarter ended December 31, 2021 when compared to the quarter ended December 31, 2020.
•Investment securities totaled $108.4 million and represent 4.4% of total assets.
•Tangible book value per share rose to $26.19 compared to $22.43 at December 31, 2020.
•Shares issued and outstanding were 7,803,166, reflecting repurchases of 59,338 shares of common stock at a weighted average price of $31.29 during the quarter ended December 31, 2021.

•The Company issued a 3.25% fixed-to-floating rate subordinated note due 2031 in the principal amount of $35.0 million. Part of the proceeds were used to repay $15.5 million of previously issued subordinated notes.

Earnings and Performance
Revenues (net interest income plus noninterest income) for the quarter ended December 31, 2021 were $19.8 million, versus $14.9 million for the quarter ended December 31, 2020. Revenues for the year ended December 31, 2021 were $73.5 million, versus $57.7 million for the year ended December 31, 2020. The increase was primarily attributable to lower interest expense on deposits, an increase in interest and fees on loans due to loan growth and from the resumption of loan sales.
Net income for the quarter ended December 31, 2021 was $7.8 million, versus $0.3 million for the quarter ended December 31, 2020. Net income for the year ended December 31, 2021 was $26.6 million, versus $5.9 million for the year ended December 31, 2020. The increase in net income was primarily impacted by the aforementioned increases in revenues, a decrease in noninterest expense, and a decrease in the provision for loan losses resulting from lower loan loss reserves in 2021 when compared to 2020, which saw a large increase in reserves due to the COVID-19 Pandemic.
Basic and diluted earnings per share were $1.00 and $0.99, respectively, for the quarter ended December 31, 2021 compared to basic and diluted earnings per share of $0.04 each for the quarter ended December 31, 2020. Basic and diluted earnings per share were $3.38 and $3.36, respectively, for the year ended December 31, 2021 compared to basic and diluted earnings per share of $0.75 each for the year ended December 31, 2020.
The net interest margin (fully taxable equivalent basis) for the quarters ended December 31, 2021 and December 31, 2020 was 3.43% and 2.66%, respectively. The net interest margin (fully taxable equivalent basis) for the years ended December 31, 2021 and December 31, 2020 was 3.17% and 2.77%, respectively. The increase in the net interest margin was due to lower interest expense from a decrease in rates on interest bearing deposits and a greater proportion of noninterest bearing deposits.
Financial Condition
Assets totaled $2.46 billion at December 31, 2021, compared to assets of $2.25 billion at December 31, 2020. The increase in assets was primarily due to loan growth, partially offset by a decrease in excess liquidity. Gross loans totaled $1.9 billion at December 31, 2021, an increase of $269.3 million compared to December 31, 2020. Excluding PPP loans, gross loans increased by $303.9 million at December 31, 2021 when compared to December 31, 2020. Deposits totaled $2.1 billion at December 31, 2021, compared to deposits of $1.8 billion at December 31, 2020.
Capital
Shareholders’ equity totaled $202.0 million as of December 31, 2021, an increase of $25.4 million compared to December 31, 2020, primarily a result of (i) net income of $26.6 million for the year ended December 31, 2021 and (ii) a $7.0 million favorable impact to accumulated other comprehensive income driven by fair value marks related to hedge positions involving interest rate swaps. The Company's interest rate swaps are used to hedge interest rate risk. The Company's current interest rate swap positions will cause a decrease to other comprehensive income in a falling interest rate environment and an increase in a rising interest rate environment. The increase in Shareholders’ equity was partially offset by dividends paid of $5.0 million and common stock repurchases of $5.1 million.

About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking needs of residents and businesses throughout Fairfield and New Haven Counties, Connecticut. For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Penko Ivanov, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.

For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include, but are not limited to, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, uncertain impacts of, or additional changes in, monetary, fiscal or tax policy to address the impact of COVID-19, prolonged measures to contain the spread of COVID-19 or premature easing of such containment measures, either of which could further exacerbate the effects on the Company’s business and results of operations, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.
Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity, tangible book value per share, and return on average tangible common equity are useful to evaluate the relative strength of the Company's performance and capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
ASSETS
Cash and due from banks	$291,598	$169,417	$297,851	$351,194	$405,340
Federal funds sold	53,084	8,097	4,036	10,811	4,258
Cash and cash equivalents	344,682	177,514	301,887	362,005	409,598

Investment securities
Marketable equity securities, at fair value	2,168	2,185	2,192	2,178	2,207
Available for sale investment securities, at fair value	90,198	87,565	90,983	83,218	88,605
Held to maturity investment securities, at amortized cost	16,043	16,107	16,166	16,225	16,078
Total investment securities	108,409	105,857	109,341	101,621	106,890
Loans receivable (net of allowance for loan losses of $16,902, $16,803, $16,672, $20,545, and $21,009 at December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020, respectively)	1,875,167	1,805,217	1,719,274	1,650,127	1,601,672
Accrued interest receivable	7,512	6,911	6,661	7,306	6,579
Federal Home Loan Bank stock, at cost	2,814	3,632	3,844	6,446	7,860
Premises and equipment, net	25,588	35,118	33,916	33,386	21,762
Bank-owned life insurance	49,174	48,903	48,632	42,881	42,651
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangible assets	—	48	58	67	76
Deferred income taxes, net	7,621	7,718	8,208	8,908	11,300
Other assets	32,708	33,181	35,415	29,131	42,770
Total assets	$2,456,264	$2,226,688	$2,269,825	$2,244,467	$2,253,747

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$398,956	$338,705	$328,473	$280,947	$270,235
Interest bearing deposits	1,725,042	1,544,118	1,610,829	1,578,861	1,557,081
Total deposits	2,123,998	1,882,823	1,939,302	1,859,808	1,827,316

Advances from the Federal Home Loan Bank	50,000	80,000	75,000	125,000	175,000
Subordinated debentures	34,441	15,374	15,366	25,271	25,258
Accrued expenses and other liabilities	45,838	52,314	49,362	46,445	49,571
Total liabilities	2,254,277	2,030,511	2,079,030	2,056,524	2,077,145

Shareholders’ equity
Common stock, no par value	118,148	119,588	120,451	120,398	121,338
Retained earnings	92,400	85,992	80,543	75,418	70,839
Accumulated other comprehensive loss	(8,561)	(9,403)	(10,199)	(7,873)	(15,575)
Total shareholders’ equity	201,987	196,177	190,795	187,943	176,602

Total liabilities and shareholders’ equity	$2,456,264	$2,226,688	$2,269,825	$2,244,467	$2,253,747

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended					For the Year Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Interest and dividend income
Interest and fees on loans	$21,081	$19,795	$19,266	$17,900	$18,194	$78,042	$73,665
Interest and dividends on securities	722	731	736	769	835	2,958	3,237
Interest on cash and cash equivalents	90	88	90	108	117	376	585
Total interest and dividend income	21,893	20,614	20,092	18,777	19,146	81,376	77,487

Interest expense
Interest expense on deposits	2,198	2,387	2,744	3,114	3,557	10,443	18,180
Interest expense on borrowings	767	503	769	1,008	1,285	3,047	4,472
Total interest expense	2,965	2,890	3,513	4,122	4,842	13,490	22,652

Net interest income	18,928	17,724	16,579	14,655	14,304	67,886	54,835
Provision (credit) for loan losses	125	134	(20)	(296)	709	(57)	7,605
Net interest income after provision (credit) for loan losses	18,803	17,590	16,599	14,951	13,595	67,943	47,230

Noninterest income
Gains and fees from sales of loans	441	924	814	513	16	2,692	43
Bank owned life insurance	270	271	251	231	241	1,023	967
Service charges and fees	257	199	217	199	210	872	788
Gain on sale of other real estate owned, net	—	—	—	—	—	—	19
Other	(143)	43	158	1,013	154	1,070	1,067
Total noninterest income	825	1,437	1,440	1,956	621	5,657	2,884

Noninterest expense
Salaries and employee benefits	4,806	4,782	3,960	4,769	5,453	18,317	21,355
Occupancy and equipment	2,411	2,615	3,250	2,406	4,516	10,682	10,926
Professional services	628	498	547	587	591	2,260	2,110
Data processing	432	632	833	512	1,658	2,409	3,216
Director fees	335	324	327	317	331	1,303	1,214
FDIC insurance	231	298	300	403	262	1,232	791
Marketing	87	186	140	(9)	118	404	630
Other	749	1,035	695	653	774	3,132	2,571
Total noninterest expense	9,679	10,370	10,052	9,638	13,703	39,739	42,813

Income before income tax expense	9,949	8,657	7,987	7,269	513	33,861	7,301
Income tax expense	2,135	1,802	1,759	1,579	177	7,275	1,397
Net income	$7,814	$6,855	$6,228	$5,690	$336	$26,586	$5,904

Earnings Per Common Share:
Basic	$1.00	$0.88	$0.79	$0.72	$0.04	$3.38	$0.75
Diluted	$0.99	$0.87	$0.79	$0.71	$0.04	$3.36	$0.75

Weighted Average Common Shares Outstanding:
Basic	7,660,307	7,677,822	7,722,481	7,758,540	7,726,926	7,706,407	7,728,328
Diluted	7,726,420	7,738,758	7,768,026	7,800,777	7,728,206	7,761,811	7,748,453
Dividends per common share	$0.18	$0.18	$0.14	$0.14	$0.14	$0.64	$0.56

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarter Ended					For the Year Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Performance ratios:
Return on average assets(1)	1.32%	1.22%	1.11%	1.02%	0.06%	1.17%	0.28%
Return on average stockholders' equity(1)	15.44%	14.09%	13.06%	12.67%	0.75%	13.86%	3.35%
Return on average tangible common equity(1)	15.65%	14.29%	13.25%	12.86%	0.76%	14.05%	3.40%
Net interest margin	3.43%	3.39%	3.12%	2.74%	2.66%	3.17%	2.77%
Efficiency ratio(2)	48.8%	54.1%	55.7%	58.0%	91.2%	53.9%	73.9%
Net loan charge-offs as a % of average loans	—%	—%	0.23%	0.01%	—%	0.23%	0.01%
Dividend payout ratio(3)	18.18%	20.69%	17.72%	19.72%	350.00%	19.05%	74.67%

(1)2020 performance ratios were negatively impacted by COVID-19 pandemic related loan loss reserves and $3.9 million in one-time charges related to office consolidation, contract termination and employee severance costs recognized in the fourth quarter of 2020.
(2)Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.
(3)The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

	As of
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets(1)	11.18%	10.59%	10.95%	11.02%	11.06%
Total Capital to Risk-Weighted Assets(1)	12.00%	11.44%	11.84%	12.17%	12.28%
Tier I Capital to Risk-Weighted Assets(1)	11.18%	10.59%	10.95%	11.02%	11.06%
Tier I Capital to Average Assets(1)	9.94%	9.61%	9.19%	8.82%	8.44%
Tangible common equity to tangible assets	8.13%	8.70%	8.30%	8.27%	7.73%
Tangible book value per common share(2)	$26.19	$25.25	$24.40	$23.99	$22.43
(1)Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.
(2)Excludes unvested restricted shares of 190,359, 178,797, 184,548, 186,485, and 163,369 as of December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020, respectively.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Allowance for loan losses:
Balance at beginning of period	$16,803	$16,672	$20,545	$21,009	$20,372
Charge-offs:
Commercial real estate	—	—	(3,814)	(163)	—
Commercial business	(26)	—	(51)	—	(75)
Consumer	(5)	(15)	(4)	(14)	(11)
Total charge-offs	(31)	(15)	(3,869)	(177)	(86)
Recoveries:
Commercial business	2	11	16	—	14
Consumer	3	1	—	9	—
Total recoveries	5	12	16	9	14
Net loan charge-offs	(26)	(3)	(3,853)	(168)	(72)
Provision (credit) for loan losses	125	134	(20)	(296)	709
Balance at end of period	$16,902	$16,803	$16,672	$20,545	$21,009

	As of
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Asset quality:
Nonaccrual loans
Residential real estate	$2,380	$1,849	$1,160	$1,289	$1,492
Commercial real estate	3,482	16,314	15,392	19,277	21,093
Commercial business	1,728	1,754	1,780	1,803	1,834
Construction	8,997	8,997	8,997	8,997	8,997
Total nonaccrual loans	16,587	28,914	27,329	31,366	33,416
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$16,587	$28,914	$27,329	$31,366	$33,416

Nonperforming loans as a % of total loans	0.88%	1.58%	1.57%	1.87%	2.06%
Nonperforming assets as a % of total assets	0.68%	1.30%	1.20%	1.40%	1.48%
Allowance for loan losses as a % of total loans	0.89%	0.92%	0.96%	1.23%	1.29%
Allowance for loan losses as a % of nonperforming loans	101.90%	58.11%	61.00%	65.50%	62.87%

Total nonaccrual loans declined $16.8 million to $16.6 million as of December 31, 2021 when compared to December 31, 2020, primarily a result of $11.0 million of previously reported nonaccrual loans becoming performing loans during the fourth quarter of 2021. Nonperforming assets as a percentage of total assets was 0.68% at December 31, 2021, down from 1.48% at December 31, 2020. The allowance for loan losses at December 31, 2021 was $16.9 million, representing 0.89% of total loans.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

Period End Loan Composition	December 31, 2021	September 30, 2021	December 31, 2020	Current QTD % Change	YTD % Change
Residential Real Estate	$79,987	$90,110	$113,557	(11.2)%	(29.6)%
Commercial Real Estate(1)	1,356,709	1,337,896	1,148,383	1.4	18.1
Construction	98,341	94,665	87,007	3.9	13.0
Total Real Estate Loans	1,535,037	1,522,671	1,348,947	0.8	13.8

Commercial Business(2)	350,975	292,825	276,601	19.9	26.9

Consumer	8,869	9,050	79	(2.0)	N/M(3)
Total Loans	$1,894,881	$1,824,546	$1,625,627	3.9%	16.6%

(1) Includes owner occupied commercial real estate.
(2) Includes $0.2 million, $1.6 million, and $34.8 million of PPP loans at December 31, 2021, September 30, 2021 and December 31, 2020, respectively.
(3) Metric not meaningful.
Gross loans totaled $1.9 billion at December 31, 2021, an increase of $269.3 million compared to December 31, 2020. Excluding PPP loans, gross loans increased by $303.9 million, or 19.1%, at December 31, 2021 when compared to December 31, 2020.

Period End Deposit Composition	December 31, 2021	September 30, 2021	December 31, 2020	Current QTD % Change	YTD % Change
Noninterest bearing demand	$398,956	$338,705	$270,235	17.8%	47.6%
NOW	119,479	103,180	101,737	15.8	17.4
Money Market	954,674	835,210	669,364	14.3	42.6
Savings	193,631	188,581	158,750	2.7	22.0
Time	457,258	417,147	627,230	9.6	(27.1)
Total Deposits	$2,123,998	$1,882,823	$1,827,316	12.8%	16.2%

Total deposits were $2.1 billion at December 31, 2021, compared to $1.8 billion at December 31, 2020, an increase of $296.7 million, or 16.2%. Noninterest bearing deposits grew by $128.7 million, or 47.6%, as of December 31, 2021, compared to December 31, 2020.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	December 31, 2021	September 30, 2021	December 31, 2020	Dec 21 vs. Sep 21 % Change	Dec 21 vs. Dec 20 % Change
Gains and fees from sales of loans	$441	$924	$16	(52.3)%	2,656.3%
Bank owned life insurance	270	271	241	(0.4)	12.0
Service charges and fees	257	199	210	29.1	22.4
Other	(143)	43	154	(432.6)	(192.9)
Total noninterest income	$825	$1,437	$621	(42.6)%	32.9%

	For the Year Ended
Noninterest income	December 31, 2021	December 31, 2020	% Change
Gains and fees from sales of loans	$2,692	$43	6,160.5%
Bank owned life insurance	1,023	967	5.8
Service charges and fees	872	788	10.7
Gain on sale of other real estate owned, net	—	19	(100.0)
Other	1,070	1,067	0.3
Total noninterest income	$5,657	$2,884	96.2%

Noninterest income increased by $0.2 million to $0.8 million for the quarter ended December 31, 2021 compared to the quarter ended December 31, 2020. Noninterest income increased by $2.8 million to $5.7 million for the year ended December 31, 2021 compared to the year ended December 31, 2020.
The increase in noninterest income was driven by resumed loan sales, totaling $0.4 million and $2.7 million for the quarter and year ended December 31, 2021, respectively. The increase for the year was also impacted by a one-time federal payroll tax credit for COVID-19 of $0.9 million, partially offset by a $0.2 million loss on the sale of the Company's former headquarters building. In addition, in 2020 the Company recognized a $0.4 million benefit of non-recurring interest rate swap fees.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST EXPENSE (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest expense	December 31, 2021	September 30, 2021	December 31, 2020	Dec 21 vs. Sep 21 % Change	Dec 21 vs. Dec 20 % Change
Salaries and employee benefits	$4,806	$4,782	$5,453	0.5%	(11.9)%
Occupancy and equipment	2,411	2,615	4,516	(7.8)	(46.6)
Professional services	628	498	591	26.1	6.3
Data processing	432	632	1,658	(31.6)	(73.9)
Director fees	335	324	331	3.4	1.2
FDIC insurance	231	298	262	(22.5)	(11.8)
Marketing	87	186	118	(53.2)	(26.3)
Other	749	1,035	774	(27.6)	(3.2)
Total noninterest expense	$9,679	$10,370	$13,703	(6.7)%	(29.4)%

	For the Year Ended
Noninterest expense	December 31, 2021	December 31, 2020	% Change
Salaries and employee benefits	$18,317	$21,355	(14.2)%
Occupancy and equipment	10,682	10,926	(2.2)
Data processing	2,409	3,216	(25.1)
Professional services	2,260	2,110	7.1
Director fees	1,303	1,214	7.3
FDIC insurance	1,232	791	55.8
Marketing	404	630	(35.9)
Other	3,132	2,571	21.8
Total noninterest expense	$39,739	$42,813	(7.2)%
Noninterest expense decreased by $4.0 million to $9.7 million for the quarter ended December 31, 2021 compared to the quarter ended December 31, 2020. The decrease in noninterest expense was primarily driven by a decrease in salaries and employee benefits expense, occupancy and equipment expense and data processing expense.
Noninterest expense decreased by $3.1 million to $39.7 million for the year ended December 31, 2021 compared to the year ended December 31, 2020. The decrease in noninterest expense was primarily driven by a decrease in salaries and employee benefits expense and data processing expense.
Salaries and employee benefits expense totaled $4.8 million for the quarter ended December 31, 2021, a decrease of $0.6 million when compared to the same period in 2020. Salaries and employee benefits expense totaled $18.3 million for the year ended December 31, 2021, a decrease of $3.0 million when compared to the same period in 2020. The decrease in salaries and employee benefits expense was primarily driven by a decrease in full time equivalent employees as a direct result of the Voluntary Early Retirement Incentive Plan offered to eligible employees and other employee actions taken during the fourth quarter of 2020. Average full time equivalent employees totaled 126 for the year ended December 31, 2021 compared to 146 for the same period in 2020. In addition, salaries and employee benefits expense also benefited by one-time deferrals of $0.9 million for the year ended December 31, 2021 related to costs associated with the implementation of a new online banking and other systems. Salaries and employee benefits were also favorably impacted as higher loan originations enabled the Bank to defer a greater amount of expenses.

Occupancy and equipment expense totaled $2.4 million for the quarter ended December 31, 2021, a decrease of $2.1 million when compared to the same period in 2020. The decrease in occupancy and equipment expense was primarily due to costs associated with office and branch consolidation, recognized during the fourth quarter of 2020.
Data processing expense totaled $0.4 million for the quarter ended December 31, 2021, a decrease of $1.2 million when compared to the same period in 2020. Data processing expense totaled $2.4 million for the year ended December 31, 2021, a decrease of $0.8 million when compared to the same period in 2020. The decrease in data processing expense was primarily driven by a $1.1 million one-time charge related to early termination fees payable to a legacy technology vendor recognized during the fourth quarter of 2020.

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Total Equity	$201,987	$196,177	$190,795	$187,943	$176,602
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	48	58	67	76
Tangible Common Equity	$199,398	$193,540	$188,148	$185,287	$173,937

Total Assets	$2,456,264	$2,226,688	$2,269,825	$2,244,467	$2,253,747
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	48	58	67	76
Tangible Assets	$2,453,675	$2,224,051	$2,267,178	$2,241,811	$2,251,082

Tangible Common Equity to Tangible Assets	8.13%	8.70%	8.30%	8.27%	7.73%

	As of
Computation of Tangible Book Value per Common Share	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Total shareholders' equity	$201,987	$196,177	$190,795	$187,943	$176,602
Less:
Preferred stock	—	—	—	—	—
Common shareholders' equity	$201,987	$196,177	$190,795	$187,943	$176,602
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	48	58	67	76
Tangible common shareholders' equity	$199,398	$193,540	$188,148	$185,287	$173,937
Common shares	7,803,166	7,842,824	7,895,101	7,908,630	7,919,278
Less:
Shares of unvested restricted stock	190,359	178,797	184,548	186,485	163,369
Common shares less unvested restricted stock	7,612,807	7,664,027	7,710,553	7,722,145	7,755,909
Book value per share	$26.53	$25.60	$24.74	$24.34	$22.77
Less:
Effects of intangible assets	$0.34	$0.34	$0.34	$0.34	$0.34

Tangible Book Value per Common Share	$26.19	$25.25	$24.40	$23.99	$22.43

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands)

	For the Quarter Ended					For the Year Ended
Computation of Efficiency Ratio	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Noninterest expense	$9,679	$10,370	$10,052	$9,638	$13,703	$39,739	$42,813
Less:
Amortization of intangible assets	48	9	9	9	84	76	138
Other real estate owned expenses	—	—	—	—	—	—	6
Adjusted noninterest expense	$9,631	$10,361	$10,043	$9,629	$13,619	$39,663	$42,669
Net interest income	$18,928	$17,724	$16,579	$14,655	$14,304	$67,886	$54,835
Noninterest income	825	1,437	1,440	1,956	621	5,657	2,884
Less:
Net gain on sale of available for sale securities	—	—	—	—	—	—	—
Gain on sale of other real estate owned, net	—	—	—	—	—	—	19
Operating revenue	$19,753	$19,161	$18,019	$16,611	$14,925	$73,543	$57,700

Efficiency ratio	48.8%	54.1%	55.7%	58.0%	91.2%	53.9%	73.9%

	For the Quarter Ended					For the Year Ended
Computation of Return on Average Tangible Common Equity	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net Income Attributable to Common Shareholders	$7,814	$6,855	$6,228	$5,690	$336	$26,586	$5,904
Total average shareholders' equity	$200,752	$192,993	$191,224	$182,058	$178,439	$191,808	$176,489
Less:
Average Goodwill	2,589	2,589	2,589	2,589	2,589	2,589	2,589
Average Other intangibles	45	54	64	73	153	59	180
Average tangible common equity	$198,118	$190,350	$188,571	$179,396	$175,697	$189,160	$173,720

Annualized Return on Average Tangible Common Equity	15.65%	14.29%	13.25%	12.86%	0.76%	14.05%	3.40%

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	December 31, 2021			December 31, 2020
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$233,196	$90	0.15%	$424,327	$117	0.11%
Securities(1)	104,797	756	2.89	105,422	814	3.09
Loans:
Commercial real estate	1,337,147	15,104	4.42	1,096,912	12,753	4.55
Residential real estate	83,763	694	3.31	115,104	1,009	3.51
Construction	95,611	972	3.98	93,909	910	3.79
Commercial business	347,394	4,222	4.75	311,995	3,520	4.41
Consumer	8,904	89	3.97	96	2	7.41
Total loans	1,872,819	21,081	4.40	1,618,016	18,194	4.40
Federal Home Loan Bank stock	2,814	16	2.28	7,859	74	3.75
Total earning assets	2,213,626	$21,943	3.88%	2,155,624	$19,199	3.48%
Other assets	130,512			123,435
Total assets	$2,344,138			$2,279,059

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$114,158	$51	0.18%	$93,126	$42	0.18%
Money market	874,352	1,097	0.50	644,685	858	0.53
Savings	190,118	100	0.21	168,307	164	0.39
Time	438,627	950	0.86	686,827	2,493	1.44
Total interest bearing deposits	1,617,255	2,198	0.54	1,592,945	3,557	0.89
Borrowed Money	89,726	767	3.35	200,250	1,285	2.51
Total interest bearing liabilities	1,706,981	$2,965	0.69%	1,793,195	$4,842	1.07%
Noninterest bearing deposits	383,557			255,843
Other liabilities	52,848			51,582
Total liabilities	2,143,386			2,100,620
Shareholders' equity	200,752			178,439
Total liabilities and shareholders' equity	$2,344,138			$2,279,059
Net interest income(2)		$18,978			$14,357
Interest rate spread			3.19%			2.41%
Net interest margin(3)			3.43%			2.66%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $50 thousand and $53 thousand for the quarters ended December 31, 2021 and 2020, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - YTD (unaudited)
(Dollars in thousands)

	For the Year Ended
	December 31, 2021			December 31, 2020
	Average Balance	Interest	Yield/ Rate (3)	Average Balance	Interest	Yield/ Rate (3)
Assets:
Cash and Fed funds sold	$294,471	$376	0.13%	$261,689	$585	0.22%
Securities(1)	103,592	3,071	2.96	98,938	3,103	3.14
Loans:
Commercial real estate	1,225,770	55,995	4.51	1,095,367	51,218	4.60
Residential real estate	99,101	3,363	3.39	129,585	4,645	3.58
Construction	97,163	3,780	3.84	97,230	4,262	4.31
Commercial business	313,422	14,589	4.59	295,662	13,530	4.50
Consumer	7,929	315	3.97	121	10	8.00
Total loans	1,743,385	78,042	4.42	1,617,965	73,665	4.48
Federal Home Loan Bank stock	4,156	88	2.12	7,625	346	4.53
Total earning assets	2,145,604	$81,577	3.75%	1,986,217	$77,699	3.85%
Other assets	120,955			125,261
Total assets	$2,266,559			$2,111,478

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$111,515	$198	0.18%	$80,805	$141	0.17%
Money market	804,679	4,042	0.50	516,527	4,071	0.79
Savings	175,629	413	0.23	169,763	1,368	0.81
Time	508,651	5,790	1.14	712,461	12,600	1.77
Total interest bearing deposits	1,600,474	10,443	0.65	1,479,556	18,180	1.23
Borrowed Money	103,919	3,047	2.89	190,463	4,472	2.31
Total interest bearing liabilities	1,704,393	$13,490	0.79%	1,670,019	$22,652	1.36%
Noninterest bearing deposits	323,648			215,073
Other liabilities	46,710			49,897
Total liabilities	2,074,751			1,934,989
Shareholders' equity	191,808			176,489
Total liabilities and shareholders' equity	$2,266,559			$2,111,478
Net interest income(2)		$68,087			$55,047
Interest rate spread			2.96%			2.49%
Net interest margin			3.17%			2.77%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $201 thousand and $212 thousand for the years ended December 31, 2021 and 2020, respectively.
(3)Yields are calculated using the contractual day count convention for each respective product type.